MIDAS U.S. AND OVERSEAS FUND LTD.
                         SPECIAL MEETING OF STOCKHOLDERS
                                NOVEMBER 8, 2001

                 Certificate and Report of Inspector of Election

The undersigned, duly appointed Inspector of Election of Midas U.S. and Overseas Fund Ltd., DOES HEREBY CERTIFY:

1. That the Special Meeting of Stockholders (the "Meeting") of Midas U.S. and Overseas Fund Ltd.(the "Fund") was held at the offices of the Fund located at 11 Hanover Square, New York, New York, on Thursday, November 8, 2001 at 10:00 a.m. EST, pursuant to due notice.
2. That before entering upon the discharge of my duties, I was duly sworn and the oath so taken by me is hereto annexed.
3. That as of the close of business on September 18, 2001, the record date of the meeting, there were 816,830.129 shares of common stock outstanding and entitled to vote at the Meeting.
4. That I inspected the signed proxies used at the meeting and found the same to be in proper form.
5. There were represented at the meeting 816,830.129 shares of voting common stock of the Fund, of which 444,842.8200 shares were represented by valid proxies.
6. That I received the votes of the stockholders by ballot with respect to the following proposal and report the results of the vote taken as follows:

The proposal to approve an Agreement and Plan of Reorganization under which Special Equities would acquire all the assets of U.S. and Overseas in exchange solely for shares of Special Equities and the assumption by Special Equities of all of U.S. and Overseas' liabilities, followed by the distribution of those shares to the stockholders of U.S. and Overseas.

     --------------------- ------------------------ ----------------------------
     For 413,521.7570      Against 11,972.7510      Abstain 19,348.3120
     --------------------- ------------------------ ----------------------------


IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 8th day of November, 2001.

                              /s/ Johnanna Boucher
                   ------------------------------------------
                     Johanna Boucher, Inspector of Election